Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in each prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information, and to the use of our reports, dated February 23, 2011, with respect to the financial statements and financial highlights of Pax World Balanced Fund, Pax World Growth Fund, Pax World Small Cap Fund, Pax World International Fund, Pax World High Yield Bond Fund, Pax World Global Women’s Equality Fund, Pax World Global Green Fund, ESG Managers Aggressive Growth Portfolio, ESG Managers Growth Portfolio, ESG Managers Moderate Portfolio, and ESG Managers Conservative Portfolio (the eleven portfolios comprising the Pax World Funds Series Trust I) included in their annual report dated December 31, 2010 that is incorporated by reference into this Post Effective Amendment number 64 to the Registration Statement (Form N-1A No. 002-38679) of Pax World Funds Series Trust I.
/s/ Ernst & Young LLP
Boston, Massachusetts
April 27, 2011